UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
January 17, 2019
Date of Report (Date of earliest event reported)

 Penumbra, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37557	05-0605598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Penumbra Place Alameda, CA 94502
(Address of principal executive offices, including zip code)
(510) 748-3200 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 Appointment of New Independent Directors

On January 17, 2019, the Board of Directors (the “Board”) of Penumbra, Inc. (the “Company”) appointed two new independent directors to the Board.

Janet Leeds
Ms. Janet Leeds was appointed to the Board as a Class I director effective immediately and until her successor is duly elected and qualified or until her earlier death, resignation, retirement or removal from the Board. Ms. Leeds’s initial term will expire along with the other Class I directors at the Company’s 2019 annual meeting of stockholders.

Surbhi Sarna
Ms. Surbhi Sarna was appointed to the Board as a Class II director effective July 1, 2019 and until her successor is duly elected and qualified or until her earlier death, resignation, retirement or removal from the Board. Ms. Sarna’s initial term will expire along with the other Class II directors at the Company’s 2020 annual meeting of stockholders.

The Board has determined that Ms. Leeds and Ms. Sarna are independent directors under the New York Stock Exchange listing standards and the Company’s independence guidelines, as set forth in its Corporate Governance Guidelines (available on the Company’s web site at www.penumbrainc.com, under Investors - Governance - Corporate Governance).

Ms. Leeds and Ms. Sarna will receive compensation for their services (consisting of an initial equity award and an annual cash retainer and equity award) in accordance with the Company’s director compensation policy applicable to non-employee directors. In connection with their appointments to the Board, both Ms. Leeds and Ms. Sarna will enter into the Company’s standard form of indemnification agreement.

There are no arrangements or understandings between Ms. Leeds or Ms. Sarna and any other person pursuant to which they were selected as a director. The Company is not aware of any transaction in which Ms. Leeds or Ms. Sarna has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On January 18, 2019, the Company issued a press release announcing these appointments to the Board. A copy of the release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Management Change - President, North America
Effective January 21, 2019, and in connection with recent promotions, the role of President, North America will no longer exist. Management of the North American sales team will be assumed by several current senior sales leaders reporting to our Chief Executive Officer and President. Daniel Davis, who has been the Company’s Chief Commercial Officer since July 2017, will continue in that role with its focus on strategic issues related to the Company’s products and their clinical benefit, both domestically and internationally.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

99.1Press Release of Penumbra, Inc. dated January 18, 2019.

EXHIBIT LIST

99.1Press Release of Penumbra, Inc. dated January 18, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENUMBRA, INC.

Date: January 18, 2019	By:	/s/ Sri Kosaraju
Sri Kosaraju
Chief Financial Officer and Head of Strategy